Exhibit 99.1

Ibis Technology Announces Third Quarter 2003 Results

    DANVERS, Mass.--(BUSINESS WIRE)--Oct. 22, 2003--

      Quarterly wafer sales of $3.7 million sets new record; over 10,000 300 mm wafers shipped in last 12 months

    Ibis Technology Corporation (Nasdaq NM: IBIS), the leading provider of SIMOX-SOI implantation equipment and SIMOX-SOI wafers to the worldwide semiconductor industry, today announced its financial results for the third quarter ended September 30, 2003.
    Total revenue for the quarter was $4.0 million, compared to total revenue of $11.7 million in the preceding quarter, which included approximately $8 million from the sale of an i2000 implanter, and compared to revenue of $7.7 million reported in the third quarter of 2002, which included approximately $5 million from the sale of an implanter system and parts to a Chinese customer. Net loss for the 2003 third quarter was $3.2 million, or $0.33 per share, compared to a net income of $1.2 million, or $0.13 per share, in the preceding quarter, and a net loss of $2.3 million, or $0.24 per share, in the similar period a year ago.
    For the first nine months of 2003, total revenue was $17.2 million compared to $11.2 million for the first nine months of last year. Net loss for the first nine months of 2003 was $6.2 million, or $0.66 per share, compared to a net loss of $10.1 million, or $1.11 per share, for the same period last year.
    "We are very pleased to announce another quarter of record wafer sales," said Martin J. Reid, president and chief executive officer of Ibis Technology Corporation. "Wafer sales for the third quarter were $3.7 million, up from the previous quarter's $3.5 million. Most of the wafers shipped were 300 mm wafers, and Ibis has now shipped over 10,000 300 mm SIMOX-SOI wafers in the last twelve months. In addition, we are now shipping wafers produced using the newest SIMOX-SOI process that was developed under the auspices of a joint development agreement with our largest customer."
    "We are also pleased with the progress being made on the equipment side of our business. Significant improvements and upgrades have been made in our i2000 implanter in recent months," said Reid. "As a result, both throughput and wafer quality are improved, further strengthening the position of SIMOX-SOI as the economical SOI solution."
    During October 2003, Ibis completed a public offering of 1,000,000 shares of common stock at $13.25 per share, which included the over-allotment option exercised by the underwriter, CDC Securities. Net proceeds to the company were approximately $12.7 million. The company plans to use the proceeds to fund research and development, capital expenditures, working capital and for other general corporate purposes.

    Corporate Outlook

    Commenting on the company's future outlook, Reid said, "Although we anticipate a fourth quarter slow down for 300 mm wafer business at our largest customer, forecasts from this customer and others for 2004 continue to look positive. During the fourth quarter our priority on the wafer side of the business will be to broaden our customer base in both 300 mm and 200 mm by sampling our latest SIMOX-SOI wafers. We are currently undergoing 200 mm evaluation at two customers and positive results should translate to orders in early 2004. Forecasting future wafer sales, on a quarter-by-quarter basis, remains exceedingly difficult, and significant variations, quarter to quarter, are likely. We also continue to anticipate booking orders for one-to-three implanters during this fiscal year."

    Teleconference and Simultaneous Webcast

    Ibis will host a teleconference to discuss its third quarter results on October 22, 2003 at 5:00 p.m. ET. The dial in number to listen to the conference call is 913-981-5520. A live webcast of the conference call will be available at the Ibis Technology web site at www.ibis.com or at www.streetevents.com. A replay of the call will be available on these web sites for approximately one week.

    About Ibis Technology

    Ibis Technology Corporation is the leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. The company is also the world's leading producer of SIMOX-SOI wafers. Headquartered in Danvers, Massachusetts, the company maintains an office in Aptos, California, as well. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' web site at www.ibis.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the Company's current expectations that the upgrades made to the Company's i2000 implanter have resulted in improvements to throughput and quality which will strengthen the position of SIMOX-SOI as the economical SOI solution, the positive outlook for 2004, the positive evaluation results of 200 mm SIMOX-SOI wafers at two customers should translate to orders in early 2004 and the Company will book orders for one-to-three implanters during this fiscal year. Such statements are based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks and risk factors described in the Company's Securities and Exchange Commission filings from time to time, including but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2002. All information set forth in this press release is as of October 22, 2003, and Ibis undertakes no duty to update this information unless required by law.



                      Ibis Technology Corporation
                  Condensed Statements of Operations

                            Quarter Ended          9 Months Ended
                            September 30,           September 30,
                          2003        2002        2003         2002

Wafer Product sales $ 3,744,000 $  2,012,000 $ 7,952,000 $  4,993,000
Contract and other
 revenue                 67,000       61,000     593,000      233,000
Equipment revenue       226,000    5,657,000   8,622,000    5,987,000
  Total revenue       4,037,000    7,730,000  17,167,000   11,213,000

Cost of wafer
 product sales        5,010,000    3,996,000  12,516,000   10,278,000
Cost of contract
 and other revenue        6,000       10,000      34,000       97,000
Cost of equipment
 revenue                210,000    3,573,000   4,015,000    3,732,000
  Gross profit       (1,189,000)     151,000     602,000   (2,894,000)

General &
 administrative         477,000      502,000   1,664,000    1,644,000
Marketing & sales       297,000      383,000     958,000    1,156,000
Research &
 development          1,175,000    1,604,000   4,208,000    4,614,000
 Loss from
  operations         (3,138,000)  (2,338,000) (6,228,000) (10,308,000)

Other income            (25,000)      65,000       5,000      221,000
Net loss            $(3,163,000) $(2,273,000)$(6,223,000)$(10,087,000)

Net loss per share
  Basic             $     (0.33)      $(0.24)     $(0.66)      $(1.11)
  Diluted           $     (0.33)      $(0.24)     $(0.66)      $(1.11)

Weighted average number of shares
 used in per share  calculation
  Basic               9,504,210    9,436,170   9,486,532    9,126,317
  Diluted             9,504,210    9,436,170   9,486,532    9,126,317


                       Condensed Balance Sheets

Assets                                   September 30,    December 31,
                                             2003             2002
Current assets:
  Cash and cash equivalents             $  4,868,000    $  11,746,000
  Accounts receivable                        203,000        1,599,000
  Unbilled revenue                           529,000               --
  Inventories                              2,736,000        1,231,000
  Deferred costs                                  --        2,621,000
  Other current assets                       294,000          113,000
     Current assets                        8,630,000       17,310,000

Property and equipment                    29,574,000       32,495,000
Other assets                               1,737,000        1,894,000
     Total assets                       $ 39,941,000    $  51,699,000

Liabilities and Stockholders' Equity

Current liabilities:
  Capital lease obligation, current     $  1,496,000    $   1,501,000
  Accounts payable                         2,429,000          897,000
  Accrued liabilities                      2,824,000        2,396,000
  Deferred revenue                                --        6,966,000
     Current liabilities                   6,749,000       11,760,000

Capital lease obligation, long-term           75,000        1,184,000
Stockholders' equity                      33,117,000       38,755,000
  Total liabilities and stockholders'
   equity                               $ 39,941,000    $  51,699,000

    CONTACT: Company Contact:
             Ibis Technology Corporation
             Debra L. Nelson, 978-777-4247
             or
             Agency Contact:
             IR/PR Counsel For Ibis Technology
             Bill Monigle, 603-424-1184